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                         JOINT INSURED BOND AGREEMENT

                                  ELFUN FUNDS
                                 GE S&S FUNDS
                                   GE FUNDS
                              GE LIFESTYLE FUNDS
                            GE INSTITUTIONAL FUNDS
                          GE INVESTMENTS FUNDS, INC.
                           VARIABLE INVESTMENT TRUST

   JOINT INSURED BOND AGREEMENT (the "Agreement"), dated as of December 12, 2002, by and among Elfun Trusts, Elfun International Equity Fund, Elfun Diversified Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Money Market Fund General Electric S&S Program Mutual Fund, General Electric S&S Income Fund. GE Funds, on behalf of all of its series portfolios, GE LifeStyle Funds, on behalf of all of its series portfolios, GE Institutional Funds, on behalf of all of its series portfolios, GE Investments Funds, Inc., on behalf of all of its series portfolios, and Variable Investment Trust, on behalf of all of its series portfolios (each individually, a "Party" and collectively, the "Panics").

   Each Party is a managed investment company or series portfolio thereof registered under the Investment Company Act of 1940, as amended (the "Act"). By terms of Rule 17g-l promulgated by the Securities and Exchange Commission (the "Commission") under the Act, the Parties are required to provide and to maintain in effect a bond against larceny and embezzlement by their officers and employees. By the terms of such rules, the Parties are authorized to secure a joint insured bond, which names all of the Parties as insureds.

   A majority of the members of the Board of each of the Parties have given due consideration to the value of the aggregate assets of each Party, the type and terms of the arrangements made for the safekeeping of such assets, and the nature of the securities in each Party's portfolio, and have approved the form and amount of the bond.

   In addition, a majority of the members of the Board of each of the Parties have given due consideration to the number of Parties named as insureds, the nature of the business activities of the Panics, the amount of the joint insured bond, the amount of the premium for such bond, the ratable allocation of the premium allocated to each Party and (he extent to which the share of the premium allocated to each Party is less than the premium each Party would have to pay if it had provided and maintained a single insured bond and have approved the portion of the premium to be paid by each Party.

   The Parties have determined that the allocation of the proceeds payable under the joint insured bond as set forth herein (which takes into account the minimum amount of bond required for each party by Rule 17g- 1 and by federal statutes or regulations if it maintained a single insured bond) is equitable.

   Accordingly, the Parties, in consideration of the mutual covenants and promises contained herein, agree as follows:

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   1. Intention to Procure Bond. The Parties will continue to procure from a reputable fidelity insurance company a joint insured bond insuring each against larceny and embezzlement of its securities and funds by such of its officers and employees who may, singly or jointly with others, have access, directly or indirectly, to such securities or funds.

   The bond shall name each of the Parties as an insured, and shall comply with the requirements for such bonds established by Rule I 7g- 1.

   2. Amount. The bond shall be in the amount based upon the total assets of each Party, which are equal to or in excess of the minimum coverage required for each of the Parties under Rule I 7g-l and federal statutes and regulations.

   3. Ratable Allocation of Premium. Each Party will pay the percentage of the premium due under the bond which is proportionate to the coverage as described in Paragraph 2.

   4. Ratable Allocation of Proceeds.

       (a) If more than one of the Parties is damaged in a single loss for which recovery is received under the joint insured bond, each such Party shall receive that portion of the recovery which represents the loss sustained by the Party, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule l7g-l. unless the recovery is inadequate fully to indemnify each such Party sustaining a loss.

       (b) If the recovery is inadequate fully to indemnify each such Party sustaining a loss, the recovery shall be allocated among such Parties as follows:

          (i) Each Party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the amount of coverage maintained by such Party as set forth under Paragraph 2.

          (ii) The remaining portion of the proceeds shall be allocated to each Party sustaining a loss not fully covered by the allocation under subparagraph (i) in the proportion that each such Party's gross assets as of the end of its fiscal quarter preceding the loss bears to the sum of the gross assets of all such Parties. If such allocation would result in any Party sustaining a loss receiving a portion of the recovery in excess of the loss actually sustained by such Party, the aggregate of such excess portions shall be allocated among the other parties whose losses would not be fully indemnified in the same proportion as each such Party's gross assets bear to the sum of the gross assets of all Parties entitled to receive a share of the excess (both determined as of the end of the fiscal quarter of each party preceding the loss). Any allocation in excess of a loss actually sustained by any such Party shall be reallocated in the same manner. It is the intent of this paragraph 4 that none of the Parties hereto shall effectively receive diminished insurance coverage by virtue of its purchase of joint, as opposed to separate, insurance.

   5. Claims and Settlements. Each Party shall, within five days after making any claim under the bond, provide every other Party and the Commission with written notice of the amount

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and nature of such claims. Each Party effecting a settlement of any claim shall, within five days after the settlement, provide the other parties and the Commission with written notice of the terms of settlement of any claims by such Party made under the bond. In the event that two or more Parties shall agree to a settlement of a claim made under the bond with respect to a single loss, notice of the settlement shall also include a calculation of the amounts to be received under Paragraph 4 hereof. The officer to each Party designated as responsible for filing notice required by paragraph (c) of Rule l7g-l under the Act shall give and receive notice required hereby.

   6. Modifications and Amendments. If a Party shall determine that the coverage required by Rule I 7g- I for such Party has changed, or that the amount of the total coverage allocated to such Party should otherwise be modified, it shall so notify the other Parties setting forth the modification which it believes to be appropriate, and the proposed treatment of any increased or return premium. Within 60 days after such notice, the Parties shall seek the approval required by Rule l7g-l, and if approvals are obtained, shall effect an amendment to this Agreement and the bonds. Any party may terminate this Agreement (except with respect to losses occurring prior to such withdrawal) by giving at least 60 days' written notice to the other Parties. Any Party terminating the Agreement shall thereafter be removed as named insured in accordance with Rule l7g-l and shall be entitled to receive a pro rata portion of any return of premium paid to the insurance company.

   7. No Assignment. This agreement is not assignable.

   8. Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute a single instrument.

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   IN WITNESS WHEREOF, each of the Panics hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

                                    ELFUN TRUSTS
                                    ELFUN INTERNATIONAL EQUITY FUND
                                    ELFUN DIVERSIFIED FUND
                                    ELFUN TAX-EXEMPI- INCOME FUND
                                    ELFUN INCOME FUND
                                    ELFUN MONEY MARKET FUND

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove

                                    GENERAL ELECTRIC S&S PROGRAM MUTUALFUND

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove

                                    GENERAL ELECTRIC S&S INCOME FUND

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove

                                    GE FUNDS

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove

                                    GE LIFESTYLE FUNDS

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove

                                    GE INSTITUTIONAL FUNDS

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove

                                    GE INVESTMENTS FUNDS, INC.

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove

                                    VARIABLE INVESTMENT TRUST

                                    BY: /S/ Michael J. Cosgrove
                                        -----------------------------------
                                        Michael J. Cosgrove